                                                                   Exhibit 10.40


                           BUSINESS SERVICES AGREEMENT

This FACILITIES MANAGEMENT SERVICE AGREEMENT is made as of the 1 day of July 2001by and among Canon Business Services (Canon) located at 125 Park Avenue, New York, NY 10017, Reuters America Inc. ("Reuters"), a corporation located at The Reuters Building, 3 Times Square, New York, New York 10036, and Instinet Corporation ("Instinet"), with offices at 3 Times Square, New York, New York 10036 (Reuters and Instinet collectively, "Customer").

I.       AGREEMENT TO PROVIDE SERVICES

         CANON will provide to Customer the business services detailed in Exhibit A (the "Services") in accordance with the terms and conditions set forth herein. CANON will establish a Business Service Center at the location set forth in Exhibit B (the "Business Service Center") using the equipment set forth in Exhibit C (the "Equipment"). Prices are as stated in Exhibit D (the "prices").

II.      SERVICES TO BE PROVIDED

         A. CANON will provide to Customer the management services detailed in Exhibit A (the "Services"), which Exhibit A may be amended from time to time by the parties hereto, in accordance with the terms and conditions set forth herein and in accordance with performance standards of the facilities management industry and written performance standards agreed to by Customer and CANON (which shall be attached hereto as Exhibit E). The parties shall use commercially reasonable efforts to develop such written performance standards within thirty (30) days of the date of execution of this Agreement.

         B. Subject to Section II.C., CANON reserves the right to adjust any component of the Services based upon operational results, after consultation with Customer. Customer and CANON may from time to time agree by mutual writing that additional Services are to be provided at a particular location or that the mix of Services provided to a particular location is to change. Any such change may be accompanied by an adjustment in the pricing.

         C. Notwithstanding anything herein to the contrary, neither CANON nor Customer may unilaterally make changes to the Services or any component thereof. Customer shall inform its personnel of the need to consult with CANON prior to making any change that may materially affect the performance of CANON.

         D. CANON shall furnish the supplies necessary to perform the Services and operate the Center as listed in Exhibit A.

         E.       All Services shall be performed solely by employees of CANON.

III.     PERSONNEL

         A. CANON will provide all personnel necessary to ensure that the Services are performed in accordance with the terms set forth in Exhibit A. CANON shall be solely responsible for the supervision, daily direction and control of its employees, and the maintenance of required payroll and personnel records. In addition, CANON shall be responsible for payment of all compensation, benefits and employer taxes relating to such persons (including workers' compensation and disability), and for making such other payroll deductions and payments as may be appropriate.


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
         B. Customer shall grant CANON personnel access to its common areas, including parking and cafeterias, as is required for the performance of the Services hereunder. CANON personnel shall observe the rules and regulations of Customer's facility as provided to CANON, including executing the code of conduct attached hereto as Appendix A. CANON shall, at its sole expense, conduct background checks on all CANON personnel providing Services under this Agreement in accordance with Customer requirements.

         C. While this agreement is in effect and for six months after this Agreement ends, neither party to this Agreement will solicit the other party's employees, without the express written consent of the other party.

         D. CANON personnel shall, under no circumstances, be eligible either to participate in any employee benefit plans maintained by Reuters, Instinet or any of their affiliates or to receive any fringe benefits, nor shall they be deemed to be employees of Reuters or Instinet for purposes of participating in any such plans. CANON agrees to require its employees and independent contractors to execute the acknowledgment attached hereto as Appendix B.

IV.      ESTABLISHMENT OF BUSINESS SERVICE CENTER FACILITY

         A. Customer will make available to CANON, at no cost to CANON, an area of the size and type agreed to by the parties as set forth in Exhibit B at said facility for establishment of the Business Service Center.

         B.       Customer shall be responsible for the following:

                  1. Preparation of the designated space in its facility for the Business Service Center including, but not limited to, Internet connectivity and e-mail access, electric power and wiring, janitorial, telephone service, and air ventilation and cooling required for installation or operation of the Equipment.

                  2.       Cost of the initial installation of the Equipment.

         C. CANON shall advise Customer of the scheduled installation of the Equipment and Customer shall complete the preparation of the designated space in a timely manner. Customer shall cooperate with CANON so that CANON can arrange to have all Equipment installed in the Business Service Center in sufficient time for CANON to begin scheduled operations under this agreement.

         D. Customer shall also provide, at its cost, such office equipment as CANON shall deem reasonably necessary to operate the Business Service Center, as shown in Exhibit C. Such equipment shall include, without limitation, desks, telephones, file cabinets, sorting bins, tables and chairs.

V.       EQUIPMENT

         A. The Business Service Center shall contain the Equipment listed in Exhibit C. During the term of this Agreement, CANON may replace and/or add Equipment to the Business Service Center in order to ensure continued provision of the Services in accordance with this Agreement. CANON shall consult with Customer and receive Customer prior approval with respect to such Equipment replacements and/or additions. Such replacements and/or additions of Equipment shall be reflected in an amendment to Exhibit C hereof.


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
         B. The Equipment shall at all times remain the property of CANON, lessor, renter or of Customer as indicated in Exhibit C, it being expressly understood that neither this Agreement nor its performance shall transfer to CANON or to Customer any right, title or interest whatsoever in or to any Equipment that is not shown to be owned by such party in Exhibit C. With respect to any Equipment owned by CANON, Customer agrees, by signing this Agreement, that CANON may file a Form UCC-1 or similar form with appropriate State authorities, giving notice of its ownership of such Equipment.

         C. During the duration of this Agreement, Customer shall continue to hold maintenance and repair service contracts with respect to any Equipment owned, leased or rented by Customer to be used at the Center. Unless otherwise agreed to by the parties, Customer authorizes CANON to contact said service providers as is necessary to maintain or repair said Equipment so that the operations of the Business Service Center may continue uninterrupted. Customer shall inform said service providers of Customer's authority and shall direct them to respond to CANON requests for service. Customer shall be responsible for the payment of costs associated with the repair and maintenance of Customer's Equipment.

VI.      ADDITIONAL INFORMATION TO BE PROVIDED

         Customer shall provide CANON with floor plans, office directories, and such other information and access to its personnel as is necessary for CANON to provide the Services at the Business Service Center.

VII.     HOURS OF OPERATION

         A. CANON will provide the Business Service Center during the hours specified in Exhibit A.

         B. Additional hours of operation will be provided to Customer at Customer's request and CANON will charge Customer for such additional hours of operation according to the fee schedule set forth in Exhibit D. All overtime work must receive prior written approval from Customer.

VIII.    CONTRACT ADMINISTRATOR

         Customer shall designate a "Contract Administrator" for this Agreement in Exhibit B. The Contract Administrator will serve as the liaison between CANON and Customer. CANON will direct all questions to the Contract Administrator. The Contract Administrator shall be the authorized agent of the Customer.

IX.      PRICES AND PAYMENT TERMS

         A. Prices for Services to be provided hereunder are set forth in Exhibit D, or if not set forth in Exhibit D shall be as agreed upon in writing between the parties.

         B. The prices for Services stated in Exhibit D shall be subject to an annual increase equal to the annual Consumer Price Index for the applicable metropolitan area.

         C. All prices and other charges provided for in this Agreement are exclusive of all federal, state, municipal or other governmental excise, sales, use or similar taxes, which taxes will also be billed to Customer if required to be collected and remitted by CANON. Customer will not be responsible for taxes levied on CANON's net income.

         D. The monthly management fee will be billed on the 15th day of each month for the current month. Charges for services in excess of the minimum monthly fee, if any, will be billed in the month following the month in which the charges were incurred. Payments on all undisputed amounts are due not later than thirty (30) days after receipt of invoice. All amounts that become 60 days past due will be subject to a monthly service charge of 1.0% of the outstanding balance.

         E. In the event that Customer has a question or disagreement with respect to amounts set forth on a given invoice, Customer shall notify CANON in writing within thirty (30) days after receipt of the invoice specifying in reasonable detail the nature of the question or disagreement. The parties shall work together in good faith and on a reasonable basis to resolve the question or the disagreement and CANON shall provide to Customer a corrected invoice reflecting the resolution reached by the parties.

X.       INSURANCE

         CANON agrees to maintain in full force and effect, during the term of this Agreement, all legally required workers compensation insurance policies and comprehensive general liability insurance with a limit of at least $1,000,000.

XI.      INDEMNIFICATION

         A. Notwithstanding any provisions herein to the contrary, CANON does hereby agree to indemnify and hold Customer harmless from all losses, claims of losses, damages and expenses (including without limitation court costs and attorneys fees) asserted against Customer by third parties (including CANON employees and independent contractors) and directly and proximately caused by the negligent acts or omissions or misconduct of CANON, its officers, agents, employees or authorized representatives.

         B. Notwithstanding any provisions herein to the contrary, Customer does hereby agree to indemnify and hold CANON harmless from all losses, claims of losses, damages and expenses (including without limitation court costs and attorneys fees) asserted against CANON by third parties and directly and proximately caused by the negligent acts or omissions or misconduct of Customer, its officers, agents, employees or authorized representatives.

         C. Customer shall indemnify and hold harmless CANON, its agents and employees from and against any and all suits, actions, legal proceedings, claims, demands, or costs arising from the copying, use or distribution of copyrighted materials at the direct request or instructions of Customer.

XII.     CONFIDENTIALITY AND PROTECTION OF INTELLECTUAL PROPERTY

         A. CANON acknowledges that in providing the services hereunder it may have access to or handle private, secret, confidential, or proprietary information of Reuters, Instinet, or of their clients. CANON agrees to use such information only to the extent necessary to fulfill its obligations under this Agreement and agrees to hold such information in confidence. CANON agrees to have its employees and independent contractors sign a Confidentiality Agreement in a form substantially similar to that set forth in Appendix C.

         B. CANON shall inform its employees, agents and independent contractors, who require access to information of Reuters, Instinet, their affiliates, or of their customers or clients in order for CANON to perform the Services hereunder, of the confidentiality obligations set forth above, and shall cause them to abide by such obligations.

         C. CANON agrees that the data contained in records and reports provided to Reuters or Instinet are the sole and exclusive property of Reuters or Instinet, as case may be, and that it shall keep confidential and secure all such data, records, reports and information and all other information regarding the business and operations of Reuters, Instinet and their affiliates obtained from Customer or obtained as a result of providing services.

         D. Customer agrees that all proprietary information used by CANON to provide services or created by CANON to provide services shall be and remain the property of CANON, including software, accounting systems, forms, report forms and like material used by it to provide the services. Customer further agrees that it shall not use such information for any purpose not directly related to the provision of services by hereunder.

XIII.    NON-PERFORMANCE BY CANON

         In the event that CANON does not substantially perform the services set forth in Exhibit A in a manner reasonably consistent with performance standards of the facilities management industry and/or written performance standards agreed to by Customer and CANON, Customer shall so inform CANON in writing, specifying the manner in which Customer believes the Services to be deficient, and CANON shall have a period of [forty-five (45)] business days from receipt of such notice to correct such deficiencies in performance. In the event that CANON does not correct the deficiency within such period, Customer shall then have the option of terminating this Agreement.

XIV.     LIMIT OF LIABILITY

         Except for acts of gross negligence or willful misconduct, or for CANON indemnification obligations arising as a result of a breach by CANON of its confidentiality obligations set forth in Article XII ("Confidentiality Obligations"), no party shall be liable for an amount greater than the insurance amounts stated in Section X if such claim is covered by insurance, or $1,000,000 if any such claim is not covered by insurance, whichever is greater; except that in the event of physical loss or damage of document, envelopes or packages, CANON's liability shall be limited to $100 per document, envelope or package. Except for any CANON indemnification obligations arising as a result of a breach by CANON of its Confidentiality Obligations, and either party's gross negligence or willful misconduct, in no event shall any party be liable to the other for consequential or indirect damages.

XV.      TERM AND TERMINATION

         A. Unless sooner terminated pursuant to the terms hereof, this Agreement shall continue for a period of five (5) years from the date set forth in Exhibit A as the commencement date of the Services. The term of this Agreement shall be automatically renewed on a month-to-month basis unless terminated by Customer or CANON by giving notice to CANON or Customer, respectively, at least ninety (90) days prior to the end of the initial term or thirty (30) days prior to the end of any renewal term thereof.

         B. In addition to any other rights that CANON may have, CANON shall have the right to terminate this Agreement immediately, at any time, if either of the following events occurs:

                  1. Customer fails to make timely payment of any amount due hereunder, and default continues for a period of ten (10) days after written notice of such default to Customer; or

                  2. Customer files a petition in bankruptcy, or is adjudicated a bankrupt, or a petition in bankruptcy is filed against Customer and not discharged within thirty (30) days, or Customer becomes insolvent or makes an assignment for benefit of its creditors or an arrangement pursuant to any bankruptcy law, or a receiver is appointed for it or its business.

         C. In addition to any other rights that Customer may have, Customer shall have the right to terminate this Agreement immediately, at any time, if either of the following events occurs:

                  1. CANON materially breaches its obligations under this Agreement;

                  2. CANON does not substantially perform the services set forth in Exhibit A in a manner reasonably consistent with performance standards of the facilities management industry and such performance is not cured in accordance with Article XIII.

                  3. CANON files a petition in bankruptcy, or is adjudicated a bankrupt, or a petition in bankruptcy is filed against CANON and not discharged within thirty (30) days, or CANON becomes insolvent or makes an assignment for benefit of its creditors or an arrangement pursuant to any bankruptcy law, or a receiver is appointed for it or its business.

                  4. CANON fails to reasonably agree to the written performance standards to be developed by CANON and Customer governing the performance of Services hereunder.

         D. Upon termination of this Agreement for any reason, by either party, the following shall apply with respect to the Business Service Center and the Equipment.

                  1. If the Business Service Center is located at the Customer's facility, CANON shall, within two weeks after the effective date of termination, remove Equipment owned by CANON from the Business Service Center at its own cost and risk. Customer shall take no action to prevent or delay CANON's removal of such Equipment; provided that CANON shall comply with Customer's reasonable policies and procedures when on Customer's premises. After removing its equipment, CANON shall have no further responsibility with respect to the Business Service Center or Customer's facility, except for those obligations that survive termination of this Agreement.

                  2. Customer agrees to (i) assume all obligations of CANON under any rent, lease, purchase or maintenance agreements for Equipment held by CANON to provide the Services; provided that Customer may retain control and possession of such Equipment upon termination of this Agreement; (ii) reimburse CANON for all costs of supplies purchased to provide the Services, after which reimbursement, said supplies shall be transferred to and become the property of Customer; and (iii) pay to CANON any other direct costs incurred by CANON as a result of the termination of this Agreement; provided that such termination does not occur pursuant to Article XV.C. of this Agreement.

                  3. In the event that this Agreement expires by its terms and is not renewed by the parties, Customer agrees to assume all obligations of CANON under any rent, lease, or maintenance agreements for Equipment held by CANON to provide the Services that extend beyond the date of expiration of this Agreement; provided that Customer may retain control and possession of such Equipment upon expiration of this Agreement.

         E. Termination of this Agreement shall not relieve either party of the obligation to pay any amounts due, or to give any credit due, for Services rendered prior to the effective date of termination. Articles XI, XII, and XIV through XIX shall survive termination of this Agreement.


XVI.     FORCE MAJEURE

         No party hereto shall be liable for delay or non-performance in the delivery or the rendering of services hereunder which results from causes beyond its control, including but not limited to natural disasters, war, riot, civil unrest, labor disputes or other similar types of situations.

XVII.    EXHIBITS

         The following Exhibits are attached hereto and are specifically make a part hereof:

                           Exhibit A  -  Services
                           Exhibit B  -  Business Service Center
                           Exhibit C  -  Equipment
                           Exhibit D  -  Prices
                           Exhibit E  -  Performance Standards

         Any Exhibit may be amended or augmented only by the mutual written consent of the parties. Any such amended Exhibit shall be attached hereto and shall form thereon be considered a part of this Agreement.

XVIII.   NOTICES

         All statements, notices and other communications to be given hereunder (other than requests from Customer for Services) shall be in writing and, unless otherwise provided, shall be deemed to have been duly given when delivered in person or when deposited in the U.S. Mail, postage prepaid, property addressed, registered or certified mail, return receipt requested, to the address as set forth below, or to such other address or addresses may be designated in writing by notice given to the other party pursuant to this paragraph.

         If to CANON:

         Director
         CANON Business Services
         125 Park Avenue, 7th Floor
         New York, NY  10017

         If to Reuters:

         Reuters America Inc.

         The Reuters Building

         Three Times Square

         New York, New York  10036

         Attn:

         With a copy to:  General Counsel


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         If to Instinet:

         Instinet Corporation

         The Reuters Building

         Three Times Square

         New York, New York  10036

         Attn:

XIX.     Miscellaneous

         A. This Agreement supersedes all prior written or verbal agreements, understandings and discussions between the parties. This Agreement is entire in and of itself and cannot be changed or terminated orally. No modification of this Agreement shall be binding unless signed by the party against whom it is sought to be enforced.

         B. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable.

         C. No waiver shall be deemed to be made by any party of any of its rights hereunder unless the same shall be in a writing signed by the waiving party, and any waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights or the obligations of any party in any other respect at any other time.

         D. The Agreement shall be governed and construed in accordance with the laws for the State of New York.

         E. No party shall make any public announcement regarding the existence or subject matter of this Agreement without the other parties' prior written approval and consent.

         F. This Agreement and the rights granted and obligations undertaken hereunder may not be transferred, assigned or delegated, by operation of law or otherwise, in any matter by either without prior written consent; provided, however, that prior written consent will not be required if this Agreement is assigned by Customer to a person or entity who acquires substantially all of its assets, stock or business by sale, merger or otherwise or to an affiliate of Customer.


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
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


         CANON BUSINESS SERVICES, INC.

         By:
                  --------------------------------------------

         Name:             Valerie Belli
                  --------------------------------------------

         Title:            Director
                  --------------------------------------------


         REUTERS AMERICA INC.


         By:
                  --------------------------------------------
         Name:
                  --------------------------------------------

         Title:
                  --------------------------------------------


         INSTINET CORPORATION


         By:
                  --------------------------------------------
         Name:
                  --------------------------------------------

         Title:
                  --------------------------------------------

                           BUSINESS SERVICES AGREEMENT

                      EXHIBIT A - SERVICES TO BE PROVIDED
================================================================================

1.       GENERAL REQUIREMENTS

         CANON will establish Business Services that will provide the following:

                  -        Convenience Copier and Fleet Management

         CANON will train and work with end users to ensure that the services offered are fully utilized. CANON will provide personnel to ensure that the services provided are performed in accordance with the Customer's described requirements.

2.       HOURS OF OPERATION

         CANON will operate the Fleet Management from 9 A.M to 5 P.M. CANON shall observe the Customer's holiday schedule.

         CANON will provide personnel for overtime work or work beyond regular working hours, when workload requires, on weekends and Customer's holidays at rates set forth in Exhibit D.

3.       COMMENCEMENT DATE

         To be determined by mutual agreement with the Customer.

         Fleet:
         Date July 1, 2001_____________________________________


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
                           BUSINESS SERVICES AGREEMENT

                       EXHIBIT B - BUSINESS SERVICE CENTER
================================================================================

LOCATION OF CENTER:

The Reuters Building
-------------------------------

3 Times Square
-------------------------------

New York, NY   10036
-------------------------------

                           BUSINESS SERVICES AGREEMENT

                              EXHIBIT C - EQUIPMENT
================================================================================

1.       EQUIPMENT TO BE PROVIDED BY CANON:

                  Fleet:

                  -   41 imageRUNNER 600's (Copy and Print Capabilities)
                  -   3  imageRUNNER 400's (Copy and Print Capabilities)
                  -   1  imageRUNNER 300's (Copy and Print Capabilities)
                  -   1  imageRUNNER 210 (Copy and Print Capabilities)

                           BUSINESS SERVICES AGREEMENT

                               EXHIBIT D - PRICES
================================================================================

MONTHLY MANAGEMENT FEE     FLEET:                                     $21,641.00
                                                                      ----------
MONTHLY LABOR                                                         $ 2,663.00
                                                                      ----------

(REUTERS MANAGEMENT FEE    FLEET:                                     $10,478.00
                           LABOR                                       $1,331.50)

(INSTINET MANAGEMENT FEE   FLEET:                                     $11,169.00
                           LABOR                                       $1,331.50)


         -  All personnel (1 Site Representative)
         -  All staffing/benefits costs per employee
         - All administrative costs associated with recruiting, hiring, training and billing
         -  All performance standards developed between the Customer and CANON
         - Operational procedures guide including performance standards, activity reports, etc.
         -  Technology as described in EXHIBIT C
         -  500,000 Black & White Impression Fleet
         -  Back-up support costs
         -  Management support costs
         -  All maintenance and toners included

VARIABLE PRICING:

         -  Black & White Overage @ $ .011
         -  Color Overage @ $N/A
         - Customer approved overtime: Weekdays @ 24 per hour; weekends and holidays @ 34 per hour

                                    EXHIBIT E

                              PERFORMANCE STANDARDS

                                   APPENDIX A

                                 ACKNOWLEDGMENT

         I, _______________________, [INSERT NAME] hereby agree that I will not be eligible either to participate in any employee benefit plans maintained by Customer (or any of its affiliates) or to receive any fringe benefits during the period of time I am assigned by CANON to provide services for Customer, or with respect to any of my assignments by CANON to Customer. I agree that even if a court, government agency or any other tribunal determines that Customer and I have had a common law employer-employee relationship, I will still be bound by this Acknowledgment and will not be entitled to receive from Customer or have Customer provide on my behalf any different or additional pay, or any benefits, insurance coverage, tax payments, or withholding, or compensation of any kind. I hereby knowingly and voluntarily waive any right to claim any such benefits or payments on the ground of the performance of services for Customer through CANON.

         _____________________________
         PRINT NAME

         _____________________________
         SIGNATURE

         _____________________________
         DATE

                                   APPENDIX B

                                 CODE OF CONDUCT

                                   APPENDIX C

                            CONFIDENTIALITY AGREEMENT

         CONFIDENTIALITY Agreement entered into as of ______________, 2001 by and between __________________, and _______________ a ________ corporation, with offices at ____________________________________, ("Canon Business Services").

         A. Reuters / Instinet and Canon Business Services each will have access to certain information concerning the operation of each other's business.

         B. Each of Reuters / Instinet and Canon Business Services is willing to provide the other Party with information concerning its business and operations, provided that such other Party keeps any and all such information confidential on the terms hereinafter set forth. (The Party providing such information is sometimes referred to as a "Providing Party," and the Party receiving such information is sometimes referred to as a "Receiving Party.")

         NOW, THEREFORE, in consideration of the mutual premises and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as a condition to the disclosure of the information, Reuters / Instinet and Canon Business Services agree as follows:

1. Provision of Confidential Matter. The Providing Party expects to provide and/or disclose to the Receiving Party certain information, which may be written or oral, which the Providing Party deems confidential and proprietary, including, without limitation, customer names, business plans, financial information, projections, plans, flowcharts, sketches, software, data, other technical or business information and/or information relating to marketing plans and/or forecasts, development plans and/or current, future, proposed or unannounced products, and/or service capabilities, whether or not such information is labeled as confidential or proprietary at the time it is provided or disclosed (collectively, the "Confidential Matter.")

         Confidential Matter does not include (a) information which was in the Receiving Party's possession, without restriction, prior to its disclosure to the Receiving Party by the Providing Party, as evidenced in writing, (b) information which lawfully enters the public domain without violation of this Confidentiality Agreement by the Receiving Party, (c) information which the Receiving Party lawfully receives from a third party without restriction, without violation by the Receiving Party of this Confidentiality Agreement and (d) information which was independently developed by the Receiving party without any use of the Confidential Matter.


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
2. Non-Disclosure. The Receiving Party shall maintain as confidential and shall not disclose the Confidential Matter in whole or in part, directly or indirectly, to any other individual, firm, corporation or government authority, except (i) as set forth in Paragraph 4 and (ii) as may be required by law or any regulatory body or court provided that, prior to complying with any such judicial, administrative, regulatory body or court proceeding, the Receiving Party will (a) use its best efforts to give the Providing Party prompt notice of such request so that it may seek an appropriate protective order or other remedy and (b) consult with the Providing Party as to the advisability of taking legally available steps to resist or narrow such a request. The Receiving Party will cooperate fully with the Providing Party in obtaining such an order or other remedy. If in the absence of an appropriate protective order or other remedy the Receiving Party is nonetheless legally required to disclose Confidential Matter, the Receiving Party may make such disclosure without liability hereunder, provided that the Receiving Party use its best efforts to give the Providing Party written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the Providing Party's request and at its expense, shall use its best efforts to obtain reasonable assurances that confidential treatment will be accorded such information.

3. Use of Confidential Matter. Following the receipt of Confidential Matter, the Receiving Party shall:

         (a) use at least the same degree of care, but in no event less than reasonable care, to protect the Confidential Matter as is used by the Receiving Party with respect to its own confidential and proprietary information; and

         (b) use the Confidential Matter only for the following purpose or as may subsequently be agreed between the Receiving Party and the Providing Party:

4. Representatives of the Receiving Party. Notwithstanding the restrictions set forth in Paragraph 2, the Receiving Party may furnish the Confidential Matter to any of its directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors), (collectively, "Representatives") who need to know such information for the purpose set forth in Paragraph 3(b), provided that such Representatives are instructed to keep such information confidential in accordance with this Confidentiality Agreement. Reuters / Instinet may furnish the Confidential Matter to any Representatives of its Affiliates who need to know such information for the purpose set forth in Paragraph 3(b) The Receiving Party shall be responsible for any breach of this Confidentiality Agreement by any of its Representatives, and in the case of Reuters / Instinet, Representatives of its Affiliates, and agrees, at its sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Matter.

5. No Other Rights. Nothing contained in this Confidentiality Agreement shall be construed as granting or conferring any rights by license or otherwise in any Confidential Matter.


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
6.       Announcements and Publicity.

         Canon Business Services and Reuters / Instinet shall not publicly announce or disclose to any other party, corporation, organization or person of any kind the existence or terms of this Confidentiality Agreement without the prior written consent of the other Party.

7. Return of Confidential Matter. At any time after termination of discussions by either Party to this Confidentiality Agreement with respect to a possible transaction, upon the Providing Party's request, the Receiving Party will promptly (and in no event later than five (5) days after such request) redeliver or cause to be redelivered to the Providing Party all copies of written Confidential Matter furnished to the Receiving Party or its Representatives and destroy or cause to be destroyed all summaries, compilations or extracts of all Confidential Matter in the possession of the Receiving Party or its Representatives (such destruction to be confirmed in writing) provided that, if the Receiving Party's work papers contain any Confidential Matter, such work papers shall not be required to be returned or destroyed but the Receiving Party shall maintain and use such work papers in accordance with Paragraphs 2 and 3 of this Agreement.

8. Remedies. The Receiving Party acknowledges that the remedies at law for the breach of the covenants contained in this Confidentiality Agreement are inadequate and that the Providing Party shall be entitled to injunctive relief for any such breach. Nothing contained herein shall be construed as limiting the Providing Party's right to any other remedies at law, including the recovery of damages.

9. Severability. In the event that any court having competent jurisdiction shall determine that one or more of the covenants contained in this Confidentiality Agreement shall be unreasonable in any respect, then such covenant shall be deemed limited and restricted to the extent that such court shall deem it to be reasonable, and as so limited or restricted shall remain in full force and effect. In the event that any such covenant or covenants shall be deemed wholly unenforceable, the remaining covenants shall remain in full force and effect. The Parties intend that the terms and provisions of this Confidentiality Agreement be given the broadest possible interpretation to protect the interests of the Providing Party hereunder.

10. Assignment. This Confidentiality Agreement shall not be assigned without the prior written consent of the other Party, the grant or withholding of which shall be in such Party's sole discretion, and any purported assignment in violation hereof shall be null and void.


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11.      Governing Law. This Confidentiality Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the choice of law principles thereof and shall benefit and be binding upon the Parties and their respective successors and permitted assigns. Each of the Parties agrees to submit to the jurisdiction of the federal courts for the Southern District of New York and of the Supreme Court of the State of New York for New York County with respect to any action or proceeding arising out of this Confidentiality Agreement. The Parties agree that any service of process to be made with respect to any action or proceeding arising out of this Confidentiality Agreement may be made by certified mail, return receipt requested, addressed to the Party at the address set forth at the beginning of this Confidentiality Agreement.

12. Term. The Parties agree that this Confidentiality Agreement binds the Parties from the date set forth on page one of this Confidentiality Agreement and shall continue indefinitely.


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
         IN WITNESS WHEREOF, the signatory for each Party has signed this Confidentiality Agreement in duplicate originals and certifies that he or she has the authority to bind such Party to this Confidentiality Agreement.

                                            [Reuters / Instinet]


                                            By: ________________________________
                                                NAME:
                                                TITLE:

                                            [Canon Business Services]


                                            By: ________________________________
                                                NAME:
                                                TITLE:


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